SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2003
(November 30, 2003)

CAPITOL BANCORP LTD.

(Exact name of Registrant as specified in its charter)

Michigan	001-18461	38-2761672

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer identification number)

Capitol Bancorp Center 200 Washington Square North Lansing, Michigan 48933

(address of principal executive offices)

(517) 487-6555

(registrant’s telephone number, including area code)

Not Applicable

(former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Registrant is reporting the following matter, at its option, that it deems to be of importance to securities holders:

In late November 2003, Capitol Bancorp Ltd. completed the formation and capitalization of a new affiliated entity, Capitol Development Bancorp Limited I (CDBL1). CDBL1, capitalized with two classes of common equity totaling $12.2 million, will be engaged in bank development activities with Capitol Bancorp in both de novo bank formation and potential acquisition opportunities, which may be majority-owned or wholly-owned by CDBL1. Capitol Bancorp invested $1 million in CDBL1 and owns 100% of the voting common interests of CDBL1. The remaining $11.2 million of CDBL1’s common interests, which are nonvoting, were raised through a private offering.

Due to a recently-issued accounting rule interpretation (FIN 46), CDBL1 may not be consolidated with Capitol Bancorp for financial reporting purposes.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD.
(Registrant)

\s\ Joseph D. Reid
Joseph D. Reid, Chairman, President and Chief Executive Officer

DATED:	December 4, 2003